UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 6, 2024

Next Technology Holding Inc.

(formerly known as “WeTrade Group Inc.”)

(Exact name of Company as specified in charter)

Wyoming	001-41450	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Room 519, 05/F Block T3

Qianhai Premier Finance Centre Unit 2

Guiwan Area, Nanshan District, Shenzhen, China 518000

+852- 52208810

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	NXTT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

(1)	Amendment Agreement to BTC Trading Contract

On May 2, 2024, Next Technology Holding Inc. (formerly known as WeTrade Group Inc.), a Wyoming corporation (“Company”), entered into an Amendment Agreement(“Amendment”) to a BTC Trading Contract. This Amendment pertains to the original BTC Trading Contract dated September 25, 2023 (“Original Agreement”), which was previously disclosed in an 8-K filed on September 28, 2023. The Original Agreement enabled the Company, as Buyer, to purchase 6000 bitcoins (“BTC”) at an exercise price of US$30,000 per BT Cover a 12-month period from a specified seller (“Seller”). As of the signing date of the Amendment, the Company had purchased 833 BTC from the Seller and elected to further exercise the option for an additional 5000 BTC at the same exercise price. The consideration for these additional BTC amounts to US$150,000,000. Under the terms of the Amendment, it was agreed that the consideration shall be satisfied by the Company transferring 40,000,000 shares of its common stock and issuing 80,000,000 warrant shares to the Seller.

The foregoing description is qualified in its entirety by reference to the full text of the Amendment to BTC Trading Contract, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

(2)	Bitcoin Option Contract

On May 2, 2024, the Company entered into a Bitcoin Option Contract ("Contract") with certain seller. Under this Contract, the seller agrees to sell and the Company agrees to purchase up to 20,000 bitcoins ("BTC") at a fixed price of US$60,000 per BTC, locked for a three-year period. The Contract allows the Company to exercise the option to purchase these bitcoins at any time within the validity period, in one or multiple batches as agreed upon by both parties. The Contract specifies that payments for bitcoins may be made in cash or common stock at the Company's discretion, with the possibility of a 10% advance payment in cash if agreed upon by both parties.

This significant commitment to purchasing bitcoins at a fixed price over an extended period is designed to support the Company's strategic investments in digital assets. The foregoing description of the Bitcoin Option Contract does not purport to be complete and is qualified in its entirety by the full text of the Contract, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

On May 2, 2024, the Board of Directors (“the Board”) of the Company approved the issuance of an aggregate of 40,000,000 shares of common stock and 80,000,000 warrant shares as detailed in item 1.01(1). The exercise price per warrant share is set at $2.6, or 70% of the closing market price of the Company’s Common Shares on May 1st 2024. These warrants are exercisable from the Initial Exercise Date of May 2, 2024, until the Termination Date of May 2, 2029.

The foregoing description of the warrant does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the terms of the warrant which is filed as Exhibit 4.1 to this Current Report filed on Form 8-K and is incorporated herein by reference.

The shares and warrant shares to be issued pursuant to the Amendment have not been registered under the Securities Act of 1933, as amended, and accordingly, may not be offered or sold within the United States in the absence of an effective registration or an applicable exemption from the registration requirements.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Form of Warrant
10.1	Form of Amendment Agreement
10.2	Form of Bitcoin Option Contract
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Next Technology Holding Inc.

By:	/s/ Liu Wei Hong
Name:	Wei Hong Liu
Title:	Chief Executive Officer

 Dated: May 6, 2024